As filed with the Securities and Exchange Commission on January 30, 1997


                                            Registration No. 333-16679
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                              AMENDMENT NO. 3 TO

                                   FORM S-3
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                      HEADLANDS MORTGAGE SECURITIES INC.
            (Exact name of registrant as specified in its Charter)
          Delaware                                    Applied For
    (State of Incorporation)   (I.R.S. Employer Identification No.)
                         700 Larkspur Landing Circle
                                  Suite 250
                         Larkspur, California  94939

                                (415) 925-5442
 (Address, including zip code, and telephone number, including area code, of principal executive offices)

                                Peter T. Paul
                      Headlands Mortgage Securities Inc.
                         700 Larkspur Landing Circle
                                  Suite 250
                         Larkspur, California  94939

                                (415) 461-6790
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               With a copy to:
         Phillip R. Pollack, Esq.             Michael P. Braun, Esq.
         Tobin & Tobin                        Brown & Wood LLP
         One Montgomery Street                One World Trade Center
         San Francisco, California  94104     New York, New York 10048

       Approximate date of commencement of proposed sale to the public:
     From time to time on or after the effective date of the registration statement, as determined by market conditions.
    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /x/
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b), under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                       CALCULATION OF REGISTRATION FEE

                                                          Proposed        Proposed
                                           Amount         Maximum          Maximum        Amount of
        Title of Each Class of             to be       Offering Price     Aggregate     Registration
     Securities to Be Registered         Registered     Per Unit(1)       Offering         Fee(2)
                                                                           Price(1)
Certificates  . . . . . . . . . . . .   $850,000,000        100%         $850,000,000     $257,575.76


    (1)  Estimated for the purpose of calculating the registration fee.
    (2)  Previously paid.


                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the estimated expenses in connection with the issuance and distribution of the Certificates being registered under this Registration Statement, other than underwriting discounts and commissions:

SEC Registration Fee         $   257,575.76
Printing and Engraving       $    75,000.00
Legal Fees and Expenses      $   150,000.00
Trustee Fees and Expenses    $    25,000.00
Rating Agency Fees           $   120,000.00
Miscellaneous                $    15,000.00

Total                        $   642,575.76
____________________


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Registrant's Certificate of Incorporation and By-Laws provide for indemnification of directors and officers of the Registrant to the fullest extent permitted by Delaware law.

    Section 145 of the Delaware General Corporation Law, provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Delaware General Corporation Law also provides that the Registrant may purchase insurance on behalf of any such director, officer, employee or agent.

ITEM 16.  FINANCIAL STATEMENT AND EXHIBITS.

    1.1**  Form of Underwriting Agreement.
    3.1*   Certificate of Incorporation of the Registrant.
    3.2*   Bylaws of the Registrant.
    4.1**  Form of Pooling and Servicing Agreement.

    5.1 Opinion of Tobin & Tobin as to legality of the Certificates (including consent of such firm).

    8.1*   Opinion of  Brown & Wood LLP as to  certain tax matters (including consent of such firm).
    23.1*   Consent of Brown & Wood LLP (included in exhibit 8.1 hereof).

    23.2     Consent of Tobin & Tobin (included in exhibit 5.1 hereof)

    24.1**  Power of Attorney.
_____________

   *Filed previously with the Commission on January 15, 1997 as an exhibit to Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-16679).
   **Filed previously with the Commission on November 22, 1996 as an exhibit to the Registration Statement on Form S-3 (No. 333-16679).

ITEM 17.  UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change of such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (f) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

    (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Larkspur, State of California, on the 30th day of January, 1997.


                             HEADLANDS MORTGAGE SECURITIES INC.


                             By  /s/ Gilbert  J. MacQuarrie

                                 ---------------------------------------
                                 Name:  Gilbert J. MacQuarrie
                                 Title:  Vice President

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                  Title                         Date
-------                    ----                          ---


*                          President and Director        January 30, 1997
-------------------------
Peter T. Paul              (Principal Executive Officer)


/s/ Gilbert J. MacQuarrie  Vice President, Secretary,    January 30, 1997
-------------------------  Treasurer and Director
Gilbert J. MacQuarrie      (Principal Financial Officer
                           and Principal Accounting
                           Officer)

*                          Director                      January 30, 1997
-------------------------
Becky S. Poisson

*                          Director                      January 30, 1997
-------------------------
Steve Abreu

*                          Director                      January 30, 1997
-------------------------
Kenneth Siprelle

*                          Director                      January 30, 1997
-------------------------
John Edmonds



*By:/s/ Gilbert J. MacQuarrie
    -----------------------------
    Name: Gilbert J. MacQuarrie
    Attorney-in-Fact


                                EXHIBIT INDEX
                                 ----------

   Exhibit
     No.        Description of Exhibit
    -----          ------------------

    1.1*     Form of Underwriting Agreement.

    3.1**    Certificate of Incorporation of the Registrant.

    3.2**    Bylaws of the Registrant.

    4.1*     Form of Pooling and Servicing Agreement.


    5.1 Opinion of Tobin & Tobin as to legality of the Certificates (including consent of such firm).


    8.1** Opinion of Brown & Wood LLP as to certain tax matters (including consent of such firm).

    23.1**   Consent of Brown & Wood LLP (included in exhibit 8.1 hereof).


    23.2     Consent of Tobin & Tobin (included in exhibit 5.1 hereof)


    24.1*  Power of Attorney.
_____________
  *Filed previously with the Commission on November 22, 1996 as an exhibit to the Registration Statement on Form S-3 (No. 333-16779).

  **Filed previously with the Commission on January 15, 1997 as an exhibit to Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-16679).



                                                                  Exhibit 5.1
                            Opinion of Tobin & Tobin with Respect to Legality

                                TOBIN & TOBIN
                          A Professional Corporation
                            One Montgomery Street
                               Fifteenth Floor
                       San Francisco, California 94104


                               January 24, 1997


Headlands Mortgage Securities Inc.
700 Larkspur Landing Circle
Suite 250
Larkspur, California 94939

    Re: Headlands Mortgage Securities Inc.
        Registration Statement on Form S-3 (No. 333-16679)
        -----------------------------------------

Ladies and Gentlemen:

    We have acted as counsel to Headlands Mortgage Securities Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") for the registration with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of mortgage pass-through certificates (the "Certificates") in an aggregate principal amount of up to $850,000,000. As described in the Registration Statement, the Certificates will be issued from time to time in series. Each series of Certificates will be issued by a trust (each, a "Trust") formed by the Company pursuant to a pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Company, a master servicer (the "Master Servicer"), a seller (the "Seller") and a trustee (the "Trustee"). Each series of Certificates issued by a Trust may include one or more classes of Certificates. The Certificates will be sold from time to time pursuant to certain underwriting agreements (each, an "Underwriting Agreement") among the Company and the underwriter or underwriters named therein.

    We have examined and relied upon copies of the Company's By-laws, the Registration Statement, the form of Pooling and Servicing Agreement and the forms of Certificates included as exhibits thereto, the form of Underwriting Agreement and such other records, documents and statutes as we have deemed necessary for purposes of this opinion.

    In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

    Based upon the foregoing, we are of the opinion that:

    I. When any Pooling and Servicing Agreement relating to a series of Certificates has been duly and validly authorized by all necessary action on the part of the Company and has been duly executed and delivered by the Company, the Master Servicer, the Seller, the Trustee and any other party thereto, such Pooling and Servicing Agreement will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally or by general equity principles.

    II. When a series of Certificates has been duly authorized by all necessary action on the part of the Company (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated by the Trustee for such series in accordance with the terms of the related Pooling and Servicing Agreement and issued and delivered against payment therefor as described in the Registration Statement, such series of Certificates will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Pooling and Servicing Agreement.

    In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York (excluding choice of law principles therein), the corporation laws of the State of Delaware and the federal laws of the United States of America.

    We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in the base prospectus and prospectus supplement forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                 Very truly yours,


                 /s/ Tobin & Tobin